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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):     April 13, 1994
                                                           --------------


                            FISCHER & PORTER COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


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
           Pennsylvania              1-4400                  23-0582516
           ------------         ----------------          ----------------
         (State or other        (Commission File          (I.R.S. Employer
         jurisdiction of            Number)             Identification No.)
          incorporation)
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
   125 East County Line Road, Warminster, PA                       18974
 ---------------------------------------------               -----------------
   (Address of principal executive offices)                      (Zip Code)
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      Registrant's telephone number, including area code: (215)674-6000
                                                          -------------

                               (not applicable)
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEMS 1 AND 5.   CHANGES IN CONTROL OF REGISTRANT; OTHER EVENTS.

                 On April 13, 1994, Fischer & Porter Company, a Pennsylvania corporation (the "Company"), terminated its previously announced merger agreement with Moorco International Inc., a Delaware corporation ("Moorco"), and entered into a definitive agreement providing for the acquisition of the Company by Elsag Bailey Process Automation N.V., a Dutch corporation ("Elsag Bailey"). The Elsag Bailey acquisition will be effected pursuant to an Agreement and Plan of Reorganization, dated as of April 13, 1994 (the "Merger Agreement"), providing for the merger (the "Merger") of an indirect wholly-owned subsidiary of Elsag Bailey with and into the Company. The Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

                 Pursuant to the Merger Agreement, each outstanding share of the Company's common stock, par value $1.00 per share, will be converted into the right to receive $24.25 in cash, without interest. Elsag Bailey's obligation to consummate the merger is not subject to a financing condition, and it has received a commitment from Chemical Bank to provide debt financing for the transaction. The consummation of the Merger is subject to a number of conditions, including (a) the approval of the transaction by the shareholders of the Company, (b) the expiration or early termination of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and its counterpart provisions under German law, and (c) the establishment of certain arrangements between Elsag Bailey (and its affiliates, including the Company after the closing) and the Company's former Class B shareholders to limit the liability of Elsag Bailey (and its affiliates, including the Company after the closing) after the Merger for matters relating to the Company's September 30, 1993 issuance of common stock purchase warrants. The Company's former Class B shareholders have agreed to enter into these arrangements, and a copy of their agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

                 The Merger Agreement follows a six-month auction process that was commenced by the Company in October 1993. On March 18, 1994, Moorco agreed to acquire the Company in an all cash merger at a purchase price of $23.25 per share, subject to obtaining financing for the transaction and certain other conditions (such agreement, the "Moorco Agreement"). On April 8, 1994, Elsag Bailey submitted an unsolicited proposal to acquire the Company in an all cash merger at a purchase price of $24.25 per share and without any financing condition. On April 13, 1994, the Board of Directors terminated the Moorco Agreement in accordance with the provisions thereof and approved the Merger Agreement. As a result of such termination, the Company's only remaining obligation under the Moorco Agreement is to pay Moorco a termination fee equal to three percent of the aggregate consideration called for by the merger transaction contemplated thereby which, for purposes of the Moorco Agreement, is defined to be the aggregate Merger Price (as defined in such agreement) plus the indebtedness of the Company set forth in the Company's December 31, 1993 financial





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statements.  In the Merger Agreement, Elsag Bailey agreed to loan the Company
$5.3 million to assist in the making of this payment.

                 In reaching its determination to approve the Merger Agreement, the Board of Directors considered, among other things, the opinion of CS First Boston Corporation, the Company's financial advisor as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of the Company pursuant to the Merger. The opinion of CS First Boston Corporation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)      Exhibits.

                          (1) Agreement and Plan of Reorganization, dated as of April 13, 1994, among the Company, Elsag Bailey and EBPA Acquisition, Inc. (with list of omitted Schedules thereto).

                          (2) Memorandum Agreement, dated April 13, 1994, to Fischer & Porter Company from Jay H. Tolson and E. Joseph Hochreiter.

                          (3) Opinion of CS First Boston Corporation dated April 13, 1994.

                          (4) Joint press release, dated April 13, 1994, of the Company and Elsag Bailey.





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                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FISCHER & PORTER COMPANY
                                   (Registrant)


                                   By  /s/ E. Joseph Hochreiter
                                      --------------------------------------
                                       E. Joseph Hochreiter
                                       President and Chief Operating Officer


Dated:  April 21, 1994





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                                              Exhibit Index
                                              -------------


Exhibit                                                                                                 Page
- -------                                                                                                 ----


2.1(a)      Agreement and Plan of Reorganization, dated as of April 13, 1994, among Fischer & Porter Company, Elsag Bailey Process Automation
            N.V. and EBPA Acquisition, Inc. (Schedules omitted) . . . . . . . . . . . . . . . . . . .    --

2.1(b)      List of omitted Schedules to the
            Agreement and Plan of Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . .    --

10.1        Memorandum Agreement, dated April 13, 1994,
            to Fischer & Porter Company from
            Jay H. Tolson and E. Joseph Hochreiter  . . . . . . . . . . . . . . . . . . . . . . . . .    --

99.1        Opinion Letter, dated April 13, 1994, from
            CS First Boston Corporation to Fischer & Porter Company . . . . . . . . . . . . . . . . .    --

99.2        Joint Press release, dated April 13, 1994,
            of Fischer & Porter Company and
            Elsag Bailey Process Automation N.V.  . . . . . . . . . . . . . . . . . . . . . . . . . .    --
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